Exhibit 99.1

PennyMac Financial Services, Inc. Reports

Second Quarter 2022 Results

WESTLAKE VILLAGE, Calif. – August 2, 2022 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $129.2 million for the second quarter of 2022, or $2.28 per share on a diluted basis, on revenue of $511.5 million. Book value per share increased to $65.38 from $62.19 at March 31, 2022.

PFSI’s Board of Directors declared a second quarter cash dividend of $0.20 per share, payable on August 26, 2022, to common stockholders of record as of August 16, 2022.

Second Quarter 2022 Highlights

•	Pretax income was $177.5 million, down 24 percent from the prior quarter and 36 percent from the second quarter of 2021
o	Repurchased 2.4 million shares of PFSI’s common stock at an average price of $46.81 per share for a cost of $113.6 million; also repurchased an additional 478 thousand shares in July at an average price of $48.19 per share for a cost of $23.0 million
o	Issued $500 million of 5-year term notes secured by Ginnie Mae mortgage servicing rights (MSRs)
•	Production segment pretax income of $9.7 million, up slightly from $9.3 million in the prior quarter and down from $244.4 million in the second quarter of 2021 primarily due to lower volumes as a result of the smaller origination market
o	Consumer direct interest rate lock commitments (IRLCs) were $4.3 billion in unpaid principal balance (UPB), down 53 percent from the prior quarter and 69 percent from the second quarter of 2021
o	Broker direct IRLCs were $2.2 billion in UPB, down 37 percent from the prior quarter and 51 percent from the second quarter of 2021
o	Government correspondent IRLCs totaled $11.3 billion in UPB, down 9 percent from the prior quarter and 28 percent from the second quarter of 2021
o	Total loan acquisitions and originations, including those fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT), were $26.7 billion in UPB, down 20 percent from the prior quarter and 56 percent from the second quarter of 2021
o	Correspondent acquisitions of conventional loans fulfilled for PMT were $10.3 billion in UPB, up 6 percent from the prior quarter and down 66 percent from the second quarter of 2021

•	Servicing segment pretax income was $167.6 million, down from $225.2 million in the prior quarter and up from $30.9 million in the second quarter of 2021
o	Pretax income excluding valuation-related items was $88.3 million, up 3 percent from the prior quarter
o	Valuation items included:
–	$233.8 million in mortgage servicing rights (MSR) fair value gains partially offset by $176.0 million in fair value decreases from hedging results
•	Net impact on pretax income related to these items was $57.8 million, or $0.75 in earnings per share
–	$21.5 million of reversals related to provisions for losses on active loans
o	Servicing portfolio grew to $527.3 billion in UPB, up 2 percent from March 31, 2022 and 11 percent from June 30, 2021, driven by production volumes which more than offset prepayment activity
•	Investment Management segment pretax income was $0.2 million, up from $0.1 million in the prior quarter and down from $4.1 million in the second quarter of 2021
o	Net assets under management (AUM) were $2.1 billion, down 7 percent from March 31, 2022, and 12 percent from June 30, 2021

“PFSI continues to distinguish itself as a best-in-class mortgage company, delivering strong financial results in the second quarter with an annualized return on equity of 15 percent,” said Chairman and CEO David Spector. “The quick, decisive and meaningful actions taken earlier this year to better align our expenses with lower expected levels of activity led to continued profitability in our production segment despite higher interest rates, increased volatility and industry overcapacity. We also saw a strong income contribution from our servicing business, which continues to grow organically as additions to the platform from our loan production activities more than offset prepayment activity. We ended the quarter with a servicing portfolio of 2.2 million customers representing nearly $530 billion in unpaid principal balance.”

Mr. Spector continued, “We remain diligent in identifying and implementing additional efficiencies across the Company while also simultaneously making investments in transformational technology projects which we believe will position PFSI for continued success. Though PFSI’s returns are projected to trend lower over the next few quarters due to volatility in the current market environment, I remain confident in our positioning over the long-term given our balanced business model with a large and growing servicing portfolio and this management team’s long history of executing through various markets.”

The following table presents the contributions of PennyMac Financial’s segments to pretax income:

	Quarter ended June 30, 2022
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total

	(in thousands)
Revenue
Net gains on loans held for sale at fair value	$152,895	$69,672	$222,567	$-	$222,567
Loan origination fees	39,945	-	39,945	-	39,945
Fulfillment fees from PMT	20,646	-	20,646	-	20,646
Net loan servicing fees	-	238,447	238,447	-	238,447
Management fees	-	-	-	7,910	7,910
Net interest expense:
Interest income	28,379	21,485	49,864	-	49,864
Interest expense	19,207	51,920	71,127	-	71,127
	9,172	(30,435)	(21,263)	-	(21,263)
Other	583	900	1,483	1,780	3,263
Total net revenue	223,241	278,584	501,825	9,690	511,515
Expenses	213,587	110,959	324,546	9,443	333,989
Income before provision for income taxes	$9,654	$167,625	$177,279	$247	$177,526

Production Segment

The Production segment includes the correspondent acquisition of newly originated government-insured mortgage loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels, including the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis.

PennyMac Financial’s loan production activity for the quarter totaled $26.7 billion in UPB, $16.4 billion of which was for its own account, and $10.3 billion of which was fee-based fulfillment activity for PMT. Correspondent government and direct lending IRLCs totaled $17.9 billion in UPB, down 29 percent from the prior quarter and 48 percent from the second quarter of 2021 due to the significant reduction in the size of the overall origination market.

Production segment pretax income was $9.7 million, up slightly from $9.3 million in the prior quarter and down from $244.4 million in the second quarter of 2021. Production segment revenue totaled $223.2 million, down 28 percent from the prior quarter and 61 percent from the second quarter of 2021. The quarter-over-quarter decrease was primarily driven by a $68.7 million decrease in net gains on loans held for sale and a $27.9 million decrease in loan origination fees, both driven by lower volumes.

The components of net gains on loans held for sale are detailed in the following table:

	Quarter ended
	June 30, 2022	March 31, 2022	June 30, 2021

	(in thousands)
Receipt of MSRs and recognition of MSLs in loan sale transactions	$398,253	$616,302	$425,941
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(4,752)	(9,652)	(11,548)
Reversal of (provision for) liability for representations and warranties, net	45	(885)	(6,664)
Cash (loss) gain (1)	(368,554)	(54,134)	61,654
Fair value changes of pipeline, inventory and hedges	197,575	(253,172)	113,265
Net gains on mortgage loans held for sale	$222,567	$298,459	$582,648
Net gains on mortgage loans held for sale by segment:
Production	$152,895	$221,610	$419,293
Servicing	$69,672	$76,849	$163,355

(1) Net of cash hedging results

PennyMac Financial performs fulfillment services for conventional conforming and jumbo loans acquired by PMT from non-affiliates in its correspondent production business. These services include, but are not limited to, marketing, relationship management, correspondent seller approval and monitoring, loan file review, underwriting, pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $20.6 million in the second quarter, up 23 percent from the prior quarter and down 62 percent from the second quarter of 2021. The increase from the prior quarter was driven by higher conventional acquisition volumes and a higher weighted average fulfillment fee while the decrease from the second quarter of 2021 was primarily driven by the decrease in conventional acquisition volumes.

Net interest income totaled $9.2 million, up from $3.9 million in the prior quarter. Interest income in the second quarter totaled $28.4 million, down from $30.9 million in the prior quarter, and interest expense totaled $19.2 million, down from $27.1 million in the prior quarter, due to lower average balances of loans held-for-sale during the quarter.

Production segment expenses were $213.6 million, down 29 percent from the prior quarter and 34 percent from the second quarter of 2021. The decline from the prior quarter was driven by lower production volumes and a reduction in headcount consistent with the expense management initiatives announced in the prior quarter.

Servicing Segment

The Servicing segment includes income from owned MSRs, subservicing and special servicing activities. Servicing segment pretax income was $167.6 million, down from $225.2 million in the prior quarter and up from $30.9 million in the second quarter of 2021. Servicing segment net revenues totaled $278.6 million, down from $336.5 million in the prior quarter and up from $162.6 million in the second quarter of 2021. The quarter-over-quarter decrease was primarily driven by a $47.9 million decrease in net loan servicing fees and a $7.2 million reduction in gains on loans held for sale related to early buyout (EBO) activity.

Revenue from net loan servicing fees totaled $238.4 million, down from $286.3 million in the prior quarter primarily driven by lower net valuation related gains. Revenue from loan servicing fees included $302.4 million in servicing fees, reduced by $121.7 million from the realization of MSR cash flows. Net valuation-related gains totaled $57.8 million, and included MSR fair value gains of $233.8 million and hedging declines of $176.0 million primarily driven by increasing interest rates during the period.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	June 30, 2022	March 31, 2022	June 30, 2021

	(in thousands)
Loan servicing fees (1)	$302,350	$291,258	$260,021
Changes in fair value of MSRs and MSLs resulting from:
Realization of cash flows	(121,724)	(111,155)	(85,671)
Change in fair value inputs	233,826	324,066	(250,597)
Hedging losses	(176,005)	(217,860)	91,118
Net change in fair value of MSRs and MSLs	(63,903)	(4,949)	(245,150)
Net loan servicing fees	$238,447	$286,309	$14,871

(1) Includes contractually-specified servicing fees

Servicing segment revenue included $69.7 million in net gains on loans held for sale related to reperforming government-insured and guaranteed loans purchased out of Ginnie Mae securitizations, or EBOs. These gains were down from $76.8 million in the prior quarter and $163.4 million in the second quarter of 2021 as a result of lower volumes and redelivery gains due to higher interest rates.

These EBOs are previously delinquent loans that were brought back to performing status through PennyMac Financial’s successful servicing efforts, primarily through loan modifications or FHA Partial Claims. With respect to the FHA Partial Claims, the reperforming loans must remain current for a minimum of six months to be eligible for resecuritization.

Net interest expense totaled $30.4 million, versus net interest expense of $27.3 million in the prior quarter and $16.5 million in the second quarter of 2021. Interest income was $21.5 million, down from $22.9 million in the prior quarter as increased placement fees on custodial balances offset the decline in interest income on EBO loans held for sale. Interest expense was $51.9 million, up slightly from the prior quarter.

Servicing segment expenses totaled $111.0 million, essentially unchanged from the prior quarter.

The total servicing portfolio grew to $527.3 billion in UPB at June 30, 2022, an increase of 2 percent from March 31, 2022 and 11 percent from June 30, 2021. PennyMac Financial subservices or conducts special servicing for $226.4 billion in UPB, up 2 percent from March 31, 2022 and 11 percent from June 30, 2021. PennyMac Financial’s owned MSR portfolio grew to $300.9 billion in UPB, an increase of 2 percent from March 31, 2022 and 12 percent from June 30, 2021.

The table below details PennyMac Financial’s servicing portfolio UPB:

	June 30, 2022	March 31, 2022	June 30, 2021

	(in thousands)
Prime servicing:
Owned
Mortgage servicing rights and liabilities
Originated	$276,627,961	$268,886,759	$227,560,336
Acquisitions	20,683,203	21,911,132	31,050,313
	297,311,164	290,797,891	258,610,649
Loans held for sale	3,575,712	5,125,298	10,438,935
	300,886,876	295,923,189	269,049,584
Subserviced for PMT	226,365,581	222,864,324	204,132,766
Total prime servicing	527,252,457	518,787,513	473,182,350
Special servicing - subserviced for PMT	23,001	23,047	41,696
Total loans serviced	$527,275,458	$518,810,560	$473,224,046

Investment Management Segment

PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation. Net AUM were $2.1 billion as of June 30, 2022, down 7 percent from March 31, 2022 and 12 percent from June 30, 2021 due to PMT’s financial performance.

Pretax income for the Investment Management segment was $0.2 million, up from $0.1 million in the prior quarter and down from $4.1 million in the second quarter of 2021. Base management fees from PMT were $7.9 million, down from $8.1 million in the prior quarter and $8.6 million in the second quarter of 2021 due to the decline in AUM. No performance incentive fees were earned in the first or second quarters of 2022, while performance incentive fees of $3.3 million were earned in the second quarter of 2021.

The following table presents a breakdown of management fees:

	Quarter ended
	June 30, 2022	March 31, 2022	June 30, 2021

	(in thousands)
Management fees:
Base	$7,910	$8,117	$8,648
Performance incentive	-	-	3,265
Total management fees	$7,910	$8,117	$11,913

Net assets of PennyMac Mortgage Investment Trust	$2,070,640	$2,221,938	$2,343,390

Investment Management segment expenses totaled $9.4 million, down 6 percent from the prior quarter and essentially unchanged from the second quarter of 2021.

Consolidated Expenses

Total expenses were $334.0 million, down 21 percent from the prior quarter and 28 percent from the second quarter of 2021. The quarter-over-quarter decrease was primarily driven by lower production volumes and a reduction in headcount as noted above.

***

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at ir.pennymacfinancial.com after the market closes on Tuesday, August 2, 2022.

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About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs over 4,800 people across the country. For the twelve months ended June 30, 2022, PennyMac Financial’s production of newly originated loans totaled $166 billion in unpaid principal balance, making it the fourth largest mortgage lender in the nation. As of June 30, 2022, PennyMac Financial serviced loans totaling $527 billion in unpaid principal balance, making it a top ten mortgage servicer in the nation. Additional information about PennyMac Financial Services, Inc. is available at ir.pennymacfinancial.com.

Media	Investors
Kristyn Clark	Kevin Chamberlain
kristyn.clark@pennymac.com	Isaac Garden
(805) 395-9943	PFSI_IR@pennymac.com
(818) 224-7028

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in prevailing interest rates; our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics such as COVID-19; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our business, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; our substantial amount of indebtedness; the discontinuation of LIBOR; increases in loan delinquencies and defaults; failure to modify, resell or refinance early buyout loans; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant source of financing for, and revenue related to, our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; the extensive amount of regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to mitigate cybersecurity risks and cyber incidents; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

The Company’s earnings materials contain financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation-related items that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosure has limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30, 2022	March 31, 2022	June 30, 2021

	(in thousands, except share amounts)
ASSETS
Cash	$1,415,396	$489,799	$324,158
Short-term investments at fair value	4,961	78,006	3,720
Loans held for sale at fair value	3,586,810	5,119,234	10,884,506
Derivative assets	103,901	225,071	371,269
Servicing advances, net	570,822	616,874	519,028
Mortgage servicing rights at fair value	5,217,167	4,707,039	3,412,648
Operating lease right-of-use assets	82,078	85,262	75,829
Investment in PennyMac Mortgage Investment Trust at fair value	1,037	1,267	1,580
Receivable from PennyMac Mortgage Investment Trust	43,234	27,722	61,883
Loans eligible for repurchase	2,778,768	2,721,574	7,613,244
Other	468,081	546,054	612,273
Total assets	$14,272,255	$14,617,902	$23,880,138

LIABILITIES
Assets sold under agreements to repurchase	$2,441,816	$3,333,444	$8,254,543
Mortgage loan participation purchase and sale agreements	502,116	494,396	512,253
Obligations under capital lease	-	1,396	7,677
Notes payable secured by mortgage servicing assets	1,793,260	1,298,067	1,296,731
Unsecured senior notes	1,778,055	1,777,132	1,288,769
Derivative liabilities	42,702	90,837	43,910
Mortgage servicing liabilities at fair value	2,337	2,564	100,091
Accounts payable and accrued expenses	317,998	371,908	369,766
Operating lease liabilities	102,756	106,316	96,463
Payable to PennyMac Mortgage Investment Trust	98,991	159,468	136,660
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	27,014	30,530	31,815
Income taxes payable	885,721	745,873	570,052
Liability for loans eligible for repurchase	2,778,768	2,721,574	7,613,244
Liability for losses under representations and warranties	39,336	42,794	44,335
Total liabilities	10,810,870	11,176,299	20,366,309

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding 52,938,854, 55,341,627, and 64,483,965 shares, respectively	5	6	6
Additional paid-in capital	-	-	618,337
Retained earnings	3,461,380	3,441,597	2,895,486
Total stockholders' equity	3,461,385	3,441,603	3,513,829
Total liabilities and stockholders’ equity	$14,272,255	$14,617,902	$23,880,138

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	June 30, 2022	March 31, 2022	June 30, 2021

	(in thousands, except per share amounts)
Revenue
Net gains on loans held for sale at fair value	$222,567	$298,459	$582,648
Loan origination fees	39,945	67,858	97,291
Fulfillment fees from PennyMac Mortgage Investment Trust	20,646	16,754	54,020
Net loan servicing fees:
Loan servicing fees	302,350	291,258	260,021
Change in fair value of mortgage servicing rights, mortgage servicing liabilities and excess servicing spread financing	112,102	212,911	(336,268)
Mortgage servicing rights hedging results	(176,005)	(217,860)	91,118
Net loan servicing fees	238,447	286,309	14,871
Net interest expense:
Interest income	49,864	53,882	80,797
Interest expense	71,127	77,307	102,431
	(21,263)	(23,425)	(21,634)
Management fees from PennyMac Mortgage Investment Trust	7,910	8,117	11,913
Other	3,263	3,432	3,143
Total net revenue	511,515	657,504	742,252
Expenses
Compensation	198,192	245,547	265,067
Loan origination	44,931	75,333	75,675
Technology	34,621	34,786	34,236
Professional services	20,793	20,103	24,834
Marketing and advertising	13,007	22,403	10,213
Occupancy and equipment	9,371	9,469	9,029
Servicing	3,051	(1,246)	31,290
Other	10,023	16,589	12,393
Total expenses	333,989	422,984	462,737
Income before provision for income taxes	177,526	234,520	279,515
Provision for income taxes	48,363	60,927	75,286
Net income	$129,163	$173,593	$204,229
Earnings per share
Basic	$2.38	$3.11	$3.10
Diluted	$2.28	$2.94	$2.94
Weighted-average common shares outstanding
Basic	54,167	55,831	65,890
Diluted	56,642	59,129	69,399
Dividend declared per share	$0.20	$0.20	$0.20